SECURITIES PURCHASE AGREEMENT             EXHIBIT 4.7

                                     BETWEEN

                           INTEGRAL TECHNOLOGIES, INC.

                                       AND

                        THE INVESTOR(S) SIGNATORY HERETO

     SECURITIES PURCHASE AGREEMENT (the "Agreement"), between the person subscribing for Investment Securities by its signatures hereto (the "Investor"), and Integral Technologies, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company"), effective as of the date of acceptance by the Company as set forth on the signature page hereof.

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase the Investment Securities, as defined below.

     WHEREAS,  such  investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") or 4(6) of the United States Securities Act of 1933, as amended, and Regulation D ("Regulation D") and the other rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in the Company's securities to be made hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS


Section  1.1.     "Affiliate"  means,  with respect to any specified Person, any
                   ---------
other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, and includes any immediate family member of such Person, and any trust established by or for the benefit of any one or more such persons exclusively.

Section  1.2.     "Closing"  shall  mean the closing of the purchase and sale of
                   -------
the  Investment  Securities  pursuant  to  Section  2.1.

Section  1.3.     "Closing  Date" shall mean the date on which all conditions to
                   -------------
the Closing have been satisfied (as defined in Section 2.1 hereto) and the Closing shall have occurred.

Section  1.4.     "Common Stock" shall mean the Company's $.001 par value common
                   ------------
stock.

Section 1.5.      "Damages" shall mean any loss, claim, damage, liability, costs
                   -------
and expenses (including, without limitation, reasonable attorney's fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).


                                    1 of 15

Section 1.6.      "Exchange Act" shall mean the Securities Exchange Act of 1934,
                   ------------
as  amended,  and  the  rules  and  regulations  promulgated  thereunder.

Section  1.7.      "Legend"  shall  mean  the  legend  set forth in Section 9.1.
                    ------

Section  1.8.     "Material  Adverse  Effect"  shall  mean  any  effect  on  the
                   -------------------------
business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

Section  1.9.     "Outstanding"  when  used  with  reference to shares of Common
                   -----------
Stock, shall mean, at any date as of which the number of such shares is to be determined, all issued and outstanding shares, and shall include all such shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such shares; provided, however, that "Outstanding" shall
                                     --------  -------
not mean any such shares then directly or indirectly owned or held by or for the account of the Company.

Section  1.10.     "Person"  shall  mean  any  individual,  firm,  corporation,
                    ------
partnership, limited partnership, company, association, trust or other entity or organization, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

Section  1.11.     "Investment  Securities" shall mean the Investment Shares and
                    ----------------------
the  Investment  Warrants.

Section  1.12.     "Investment  Shares"  shall  mean the 1,000,000 shares of the
                    ------------------
Company's Common Stock being offered and sold by the Company and purchased by the Investor under and pursuant to this Agreement.

Section  1.13.     "Investment  Warrant"  shall  mean  a  common  stock purchase
                    -------------------
warrant to purchase up to 500,000 shares of Common Stock on or before two years after the Closing Date at an exercise price of US$.75 per share, to be offered and sold by the Company and purchased by the Investor simultaneously with the purchase of the Investment Shares under and pursuant to this Agreement. The Investment Warrant shall be in the form of Exhibit A attached hereto.

Section  1.14.     "Principal  Market"  shall  mean  the OTC Bulletin Board, the
                    -----------------
American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, or the NASDAQ Small-Cap Market, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.15.      "Purchase Price" shall mean, (i) as to the Investment Shares,
                    --------------
fifty cents (US$.50) per Investment Share, and (ii) as to the Investment Warrant, $.001 per share of Common Stock underlying the Investment Warrant.

Section 1.16.      "Registrable Securities" shall mean the Investment Shares and
                    ----------------------
the Warrant Shares until (i) the Registration Statement has been declared effective by the SEC, and all Investment Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Investment Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all


                                    2 of 15

Investment Shares and Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Investment Shares and Warrant Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

Section  1.17.     "Registration  Statement" shall mean a registration statement
                    -----------------------
on Form SB-2 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section  1.18.     "Regulation  D"  shall  have  the  meaning  set  forth in the
                    -------------
recitals  of  this  Agreement.

Section  1.19.     "SEC"  shall  mean  the  Securities  and Exchange Commission.
                    ---

Section  1.20.     "Section  4(2)"  shall  have  the  meaning  set  forth in the
                    -------------
recitals  of  this  Agreement.

Section  1.21.     "Securities  Act"  shall  have  the  meaning set forth in the
                    ---------------
recitals  of  this  Agreement.

Section  1.22.     "SEC  Documents" shall mean the Company's Form 10-KSB for the
                    --------------
fiscal year ended June 30, 2002, and each report or registration statement subsequently filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act through the date hereof.

Section  1.23.      "Warrant  Shares"  shall  mean  all  shares  of Common Stock
                     ---------------
issuable pursuant to exercise of the Investment Warrant.


                                   ARTICLE II

                   PURCHASE AND SALE OF INVESTMENT SECURITIES


Section  2.1.     Investment.
                  ----------

     Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase, the Investment Securities on the Closing Date as follows:

     (a) Upon execution and delivery of this Agreement and in anticipation of Closing, the Investor shall deliver the Purchase Price, and the Company shall deliver the Investment Securities, as follows:

          (i) Investment Shares. Upon execution and delivery of this Agreement, the Investor shall deliver to the Company immediately available funds in the amount of the aggregate Purchase Price for the Investment Shares of $____________ and the


                                    3 of 15

               Company shall deliver the Investment Shares to the Investor upon receipt of the funds by the Company.

          (ii) Investment Warrant. Simultaneously with the purchase and sale of the Investment Shares, the Investor shall deliver to the Company immediately available funds in the amount of the aggregate Purchase Price for the Investment Warrant of $________, and the Company shall deliver the Investment Warrant to the Investor upon receipt of the funds by the Company.

     (b) The Closing Date, for purposes of this Agreement, shall be on the date that all delivery requirements set forth in Section 2.1.(a) have been completed; provided, however, that the Closing Date shall not be later than December 31, 2002, unless otherwise agreed by the parties. The obligation of the parties to consummate the purchase and sale of the Investment Securities on the Closing Date is subject to the satisfaction of the following conditions:

          (i) all representations and warranties of the Investor contained herein shall remain true and correct as of the Closing Date (as a condition to the Company's obligations);

          (ii) all representations and warranties of the Company contained herein shall remain true and correct as of the Closing Date (as a condition to the Investor's obligations);

         (iii) the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Investment Securities, or shall have the availability of exemptions therefrom; and

          (iv) the sale and issuance of the Investment Securities hereunder shall be legally permitted by all laws and regulations to which the Investor and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement.

Section  2.2.     Registration  Rights.  (a)  The  Company  agrees  that it will
                  --------------------
prepare and file with the Commission, within sixty (60) days after the Closing Date, a Registration Statement, at the sole expense of the Company (except as provided below), in respect of all Registrable Securities, so as to permit a public offering and resale of the Registrable Securities under the Act.

     (b) The Company shall use its best efforts to cause the Registration Statement to become effective within one-hundred-twenty (120) days from the Closing Date, or, if earlier, within five (5) days of SEC clearance to request acceleration of effectiveness. The Company will notify Investor of the effectiveness of the Registration Statement within one business day of such event.

     (c) The Company will maintain the Registration Statement or post-effective amendment until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date the Investor receives an opinion of counsel to the Company that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iii) all Registrable Securities have been otherwise transferred to Persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) all Registrable Securities may be


                                    4 of 15
sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company.

     (d) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Investor shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel.

     (e) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Agreement.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR


The Investor represents and warrants to the Company that:

Section  3.1.     Intent.  The  Investor is entering into this Agreement for its
                  ------
own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Investment Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Investment Securities at any time in accordance with Article IX of this Agreement.

Section  3.2.     Sophisticated  and  Accredited  Investor.  The  Investor  is a
                  ----------------------------------------
sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Investment Securities. The Investor acknowledges that an investment in the Investment Securities is speculative and involves a high degree of risk.

Section  3.3.     Authority. This Agreement and each agreement which is required
                  ---------
to be executed by Investor has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section  3.4.     Absence  of  Conflicts.  The  execution  and  delivery of this
                  ----------------------
Agreement and any other agreements executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor or (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument,


                                    5 of 15
relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

Section  3.5.     Disclosure;  Access to Information.  The Investor has received
                  ----------------------------------
all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by the Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has received copies of all SEC Documents that have been requested by it.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


The Company represents and warrants to the Investor that, except as may be set forth in any Schedule of Exceptions attached hereto or as set forth in the SEC
Documents:

Section 4.1.     Organization of the Company.  The Company is a corporation duly
                 ---------------------------
incorporated and existing in good standing under the laws of the State of Nevada and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section  4.2.     Authority.  (i)  The Company has the requisite corporate power
                  ---------
and corporate authority to enter into and perform its obligations under this Agreement and to issue the Investment Securities, (ii) the execution, issuance and delivery of this Agreement and the Investment Securities by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement and the Investment Securities have been duly executed and delivered by the Company and at the Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section  4.3.     Capitalization.  The  authorized  capital stock of the Company
                  --------------
consists of 50,000,000 shares of Common Stock, of which approximately 30,787,562 shares are issued and outstanding as of September 30, 2002; and 20,000,000 shares of preferred stock, par value $0.001 per share, 1,000,000 of which have been designated as Series A Convertible Preferred Stock, of which 439,610 shares are issued and outstanding as of September 30, 2002. All of the outstanding shares of Common Stock and Series A Convertible Preferred Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

Section  4.4.     SEC Documents.  The Company has delivered or made available to
                  -------------
the Investor true and complete copies of the SEC Documents. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and


                                    6 of 15
regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

Section  4.5.     Exemption  from Registration; Valid Issuances.  Subject to the
                  ---------------------------------------------
accuracy of the Investor's representations in Article III, the sale of the Investment Securities will not require registration under the Securities Act and/or any applicable state securities law. When issued and paid for the Investment Securities will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Investment Securities pursuant to, nor the Company's performance of its obligations under, this Agreement will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Investment Securities or any of the assets of the Company, or (ii) entitle the holders of Outstanding Common Stock to preemptive or other rights to subscribe to or acquire the Investment Securities or other securities of the Company. The Investment Securities shall not subject the Investor to personal liability to the Company or its creditors by reason of the possession thereof.

Section  4.6.     Corporate  Documents.  The  Company  has  furnished  or  made
                  --------------------
available to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

Section  4.7.     No Conflicts.  The execution, delivery and performance of this
                  ------------
Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Investment Securities, do not and will not (i) result in a violation of the Company's
Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The


                                    7 of 15
business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Investment Securities in accordance with the terms hereof (other than any SEC, Principal Market or state securities filings that may be required to be made by the Company subsequent to Closing and any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

Section 4.8.     No Material Adverse Change. Since the date of filing of the SEC
                 --------------------------
Documents, no Material Adverse Effect has occurred or exists, and no facts have arisen that would be reasonably expected to result in or constitute a Material Adverse Effect, with respect to the Company.

Section  4.9.     No  Undisclosed  Events  or  Circumstances.  Since the date of
                  ------------------------------------------
filing of the SEC Documents, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

Section  4.10.     No  Misleading  or Untrue Communication.  The Company and, to
                   ---------------------------------------
the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Investment Securities in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section  4.11.     Material  Non-Public  Information.  The  Company  has  not
                   ---------------------------------
disclosed to the Investor any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Section  4.12.     No  Misrepresentation.  No  representation or warranty of the
                   ---------------------
Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to the Investor pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

Section  4.13.     Additional  Investors.  The  Company  expressly  reserves the
                   ---------------------
right to offer additional Investment Securities, in any amount, provided that the Purchase Price and other material terms remain the same as set forth in this Agreement, to additional investors at any time prior to the Closing Date.


                                    8 of 15

                                    ARTICLE V

                            COVENANTS OF THE INVESTOR


Section  5.1.     Compliance  with  Law.  The Investor's trading activities with
                  ---------------------
respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed.

Section  5.2.     No  Short  Positions.  The  Investor  agrees  that neither the
                  --------------------
Investor nor any of his, her or its affiliates has entered, has the intention of entering, or will, at any time during which the Investor holds any equity securities of the Company, enter into any put option, short position or other similar instrument or position with respect to the Common Stock of the Company.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY


Section 6.1.     Listing of Common Stock.  The Company hereby agrees to maintain
                 -----------------------
the listing of the Common Stock on a Principal Market, and as soon as reasonably practicable following the Closing (but in any event prior to the effective date of the Registration Statement) to list the Registrable Securities on the Principal Market, if required by such market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Registrable Securities, and will take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company will take all action to continue the listing and trading of its Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investor with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) business days of the Company's receipt thereof, until the Investor has disposed of all of its Registrable Securities.

Section  6.2.     Exchange Act Reporting.  The Company will use its best efforts
                  ----------------------
to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until the Investor has disposed of all of its Registrable Securities.

Section 6.3.     Corporate Existence.  The Company will take all steps necessary
                 -------------------
to preserve and continue the corporate existence of the Company.

Section  6.4.     Consolidation;  Merger.  The  Company  shall  not, at any time
                  ----------------------
after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation


                                    9 of 15
of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

Section  6.5.     Issuance of Investment Securities.  The sale of the Investment
                  ---------------------------------
Securities  shall  be made in accordance with the provisions and requirements of
Section 4(2) and Regulation D and any applicable state securities law. The Company shall make all necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Investment Securities to the Investor as required by all applicable Laws, and, upon request, shall provide a copy thereof to the Investor promptly after such filing.


                                   ARTICLE VII

                            SURVIVAL; INDEMNIFICATION


Section  7.1.     Survival.  The  representations, warranties and covenants made
                  --------
by each of the Company and the Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

Section 7.2.     Indemnity.  (a) The Company hereby agrees to indemnify and hold
                 ---------
harmless the Investor, its Affiliates and their respective officers, directors, partners and members (collectively, the "Investor Indemnitees"), from and against any and all losses, claims, Damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Investor Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

          (i) any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

          (ii) any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

     (b) The Investor hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

          (i) any misrepresentation, omission of fact, or breach of any of the Investor's representations or warranties contained in this Agreement, the annexes, schedules or exhibits


                                    10 of 15
     hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement; or

          (ii) any failure by the Investor to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by the Investor pursuant to this Agreement.

Section  7.3.     Notice.  Promptly after receipt by either party hereto seeking
                  ------
indemnification pursuant to Section 7.2 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to Section
7.2 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

Section  7.4.     Direct Claims.  In the event one party hereunder should have a
                  -------------
claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in
Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.


                                    11 of 15

                                  ARTICLE VIII

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.


Section  8.1.     Due  Diligence  Review.  Subject  to  Section 8.2, the Company
                  ----------------------
shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company). All SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investor or any such representative or advisor.

Section 8.2.     Non-Disclosure of Non-Public Information. (a) The Company shall
                 ----------------------------------------
not disclose material non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

          (b) Nothing herein shall require the Company to disclose material non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts.


                                   ARTICLE IX

                                     LEGENDS


Section  9.1.     Legends.  Unless  otherwise  provided  below, each certificate
                  -------
representing Investment Securities, the Investment Warrant and Registrable Securities will bear the following legend or equivalent (the "Legend"):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

Section  9.2.     No  Other  Legend  or  Stock Transfer Restrictions.  No legend
                  --------------------------------------------------
other than the one specified in Section 9.1 has been or shall be placed on the Investment Warrant or the share certificates representing


                                    12 of 15
the Investment Securities and Registrable Securities and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX. The Company will not engage an independent transfer agent with respect to the Investment Securities or the Investment Warrant.

Section 9.3.     Investor's Compliance.  Nothing in this Article shall affect in
                 ---------------------
any way the Investor's obligations to comply with all applicable securities laws upon resale of the Investment Securities, the Investment Warrant and the Registrable Securities.


                                    ARTICLE X

                                  CHOICE OF LAW


Section  10.1.     Governing  Law/Arbitration.  This Agreement shall be governed
                   --------------------------
by and construed in accordance with the laws of the State of Colorado applicable to contracts made in Nevada by persons domiciled in Colorado and without regard to its principles of conflicts of laws. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in Denver, Colorado, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in Denver, Colorado, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of Colorado. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party including reasonable attorney's fees, in connection with such arbitration.


                                   ARTICLE XI

                                   ASSIGNMENT


Section  11.1.     Assignment.  Neither  this  Agreement  nor  any rights of the
                   ----------
Investor or the Company hereunder may be assigned by either party to any other person.


                                   ARTICLE XII

                                     NOTICES


Section  12.1.     Notices. All notices, demands, requests, consents, approvals,
                   -------
and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be


                                    13 of 15
deemed to have been given or made upon receipt and shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, or (iii) delivered by reputable air courier service with charges prepaid. In all cases, at the same time any such communication is made or given, a copy shall be delivered by facsimile, and the receiving party shall promptly acknowledge receipt by return facsimile. The addresses for such communications shall be:

If to the Company:                 Integral Technologies, Inc.
                                   1070 West Pender Street, Suite #3
                                   Vancouver, B.C., Canada V6E 2N7
                                   Attention: William S. Robinson, CEO
                                   Telephone: (604) 685-9933
                                   Facsimile: (604) 685-6794

with a copy to:                    Futro & Trauernicht LLC
(shall not constitute notice)      1401 Seventeenth Street
                                   11th Floor
                                   Denver, CO 80202
                                   Attention: Peter G. Futro, Esq.
                                   Telephone: (303) 295-3360
                                   Facsimile: (303) 295-1563

if to the Investor:                As set forth on the signature page


Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this
Section  12.1.


                                  ARTICLE XIII

                                  MISCELLANEOUS


Section  13.1.     Counterparts/  Facsimile/  Amendments.  This Agreement may be
                   -------------------------------------
executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section  13.2.     Entire  Agreement.  This  Agreement  sets  forth  the  entire
                   -----------------
agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of any exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section  13.3.     Severability.  In  the  event  that  any  provision  of  this
                   ------------
Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full


                                    14 of 15
force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section  13.4.     Headings.  The  headings  used in this Agreement are used for
                   --------
convenience only and are not to be considered in construing or interpreting this Agreement.

Section  13.5.     Replacement  of  Certificates.  Upon  (i) receipt of evidence
                   -----------------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Investment Warrant or a certificate representing the Investment Securities or the Registrable Securities and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company (which shall not exceed that required by the Company's transfer agent in the ordinary course) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 13.6.     Fees and Expenses. Each of the Company and the Investor agrees
                  -----------------
to pay its own expenses incident to the performance of its obligations hereunder.

Section  13.7.     Brokerage.  Each of the parties hereto represents that it has
                   ---------
had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the dates set forth below.

Address:                            INVESTOR:

_______________________________     _________________________________________
                                               Name of Investor

_______________________________     By:______________________________________

_______________________________     Print  Name:_____________________________

Telephone:_____________________     Title:___________________________________

Fax:___________________________     Date:____________________________________

================================================================================

ACCEPTED:                           INTEGRAL TECHNOLOGIES, INC.

DATED:_______________________       By:   __________________________________
                                          William S. Robinson, CEO


                                    15 of 15